                                                                        CONTACT:
                                           Media - Lillian Kilroy (410) 277-2833
                          Investment Community - Patricia Ferrick (703) 352-2583



                   PROVIDENT BANKSHARES CORPORATION ANNOUNCES
                   ------------------------------------------
                     33% EARNINGS GROWTH FOR FOURTH QUARTER
                     --------------------------------------
                              AND 17% FOR 2004 YEAR
                              ---------------------
                CORE BANKING GROWTH AND SOUTHERN FINANCIAL MERGER
                             LEAD TO RECORD EARNINGS

BALTIMORE: (January 20, 2005) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, today reported $18.9 million in net income or $0.56 per diluted share for the fourth quarter of 2004. Full year net income was $60.3 million, or $1.95 per diluted share. The basis for financial comparison includes the impact of the Southern Financial Bancorp, Inc. merger for the fourth quarter and eight months of the 2004 year.

Provident's core banking growth in the key markets of Baltimore, Washington and Richmond led to record earnings for the quarter and the year. Consumer banking growth included increases in loans and deposits of 10% and 13%, respectively, over the fourth quarter of 2003. Commercial loans and deposits also posted strong growth of 58% and 60%, respectively, over the same period. Net interest margin increased to 3.53% for the 2004 fourth quarter, a 32 basis point increase over the prior year's quarter. Asset quality remained strong as non-performing assets to loans were 0.77% and charge-offs to average loans were 0.28% for the quarter. The 2004 strategic merger of Southern Financial Bancorp, Inc. facilitated core banking growth, particularly in the commercial segments. The merger also added 30 branches in the Northern Virginia, Richmond, Charlottesville and Washington D.C. areas.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

o   Net income increased 33%, to $18.9 million, over the 2003 fourth quarter
o Net interest margin improved to 3.53%, from 3.21% for the 2003 fourth quarter
o Return on assets increased to 1.16%, up from 1.10% for the 2003 fourth quarter
o   Return on common equity continues to recover from our acquisition to 12.26%
o Asset quality remained strong as net charge-offs as a percentage of average loans were 28 basis points, compared to 26 basis points last year
o Capital ratios remained strong, with a leverage ratio of 8.23% and total risk based capital ratio of 12.81%
o   Average loans increased $773 million, or 28%, from the 2003 fourth quarter
o Average deposits increased $710 million, or 23%, from the 2003 fourth quarter
o   Non-interest income grew 9% from the comparable period in 2003

FOURTH QUARTER RESULTS

During the quarter, Provident's franchise growth and continued strong credit quality produced record net income for the quarter. Provident Bankshares reported net income for the quarter ending December 31, 2004 of $18.9 million, an increase of 33% over the fourth quarter of 2003. Higher net interest income and non-interest income, and a lower provision for loan losses, drove the earnings increase, which was partially offset by increases in non-interest expenses and the provision for taxes over the prior year. Earnings per diluted share were $0.56 for both the 2004 and 2003 fourth quarters. Earnings of $0.56 per diluted share for the 2004 fourth quarter recognized costs of $0.02 per share for professional services relating to Sarbanes-Oxley compliance. Further, weighted average diluted shares outstanding increased by 8.7 million over the prior year quarter, primarily due to the Southern Financial merger.

Average loans increased 28% over the fourth quarter of 2003, representing growth in both consumer and commercial loans of 10% and 58%, respectively. Average home equity loans increased $190 million, or 39%, and continued to drive consumer lending growth. Average commercial real estate loans increased $307 million, or 45%, while commercial business loans increased $303 million, or 84%. The addition of loans acquired from the Southern Financial merger contributed to the growth in the commercial segments.

Average deposits increased $710 million, or 23%, over the same quarter last year. Demand accounts represented the largest increase of $331 million, or 34%. Average money market, savings, and time deposits accounts represented the remaining increase over the prior year's quarter. Average brokered deposits also increased over the 2003 fourth quarter, driven by an increase in callable brokered deposits acquired in the merger, as well as brokered deposits issued during the year as an alternative funding source to borrowings. Reported deposit growth for the quarter included a $203 million decline resulting from the sale of three Norfolk/Tidewater branches and a partial interest in a loan sub-servicing company acquired in the Southern Financial merger.

The net interest margin on a tax equivalent basis improved to 3.53%, a 32 basis point increase over the fourth quarter 2003 level of 3.21%. The increase in net interest margin was primarily attributable to a 21% increase in earning assets to $5.8 billion, driven primarily by loan growth. The margin was also positively impacted by a post-merger restructuring of the combined balance sheets, which eliminated over $400 million in low-margin securities coincident with the merger and, to a lesser extent, by the increase in interest rates during the year.

Non-interest income grew 9% to $26.9 million, up from $24.8 million in the fourth quarter 2003, primarily due to growth in deposit service fee income. Total deposit service fees increased 4% over the 2003 fourth quarter, driven by growth in MasterMoney and commercial deposit fees.

Total non-performing loans at December 31, 2004 were $25.7 million, compared with $22.3 million for the same quarter a year ago. Net charge-offs increased to $2.5 million, up from $1.8 million for the 2003 fourth quarter, and the allowance for loan losses, at 1.30% of period-end loans, was 180% of non-performing loans.

Capital ratios continue to be strong, with a leverage ratio of 8.23% and a total risk-based capital ratio of 12.81% at December 31, 2004. These compare to 8.49% and 15.32%, respectively, at December 31, 2003. During the quarter, the Bank repurchased 116,900 common shares as part of its share repurchase plan.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared a quarterly cash dividend of $0.265 per share. This is the forty-fifth consecutive quarterly dividend increase. The quarterly cash dividend will be paid on February 11, 2005 to stockholders of record at the close of business on January 31, 2005.

MANAGEMENT COMMENT

Commenting on the Company's fourth quarter performance, Chairman and CEO, Gary
N. Geisel said, "I'm pleased by the results of the quarter and our overall progress as we continue to build a strong regional bank dedicated to consumer, small business and commercial customers."

2004 FULL YEAR RESULTS

Provident's core banking growth, including the Southern Financial merger, translated to record earnings for the year. For the full year ended December 31, 2004, net income totaled $60.3 million; a 17% increase over 2003. The net interest margin improved to 3.39%, up from 3.21%, and the efficiency ratio was 62.79%, compared to 64.90% for the prior year. The leverage and total risk-based capital ratios were 8.23% and 12.81%, compared to 8.49% and 15.32%, respectively, for 2003. Asset quality remained strong for the year. The ratio of non-performing assets to loans improved to 0.77% in 2004, down from 0.92% in 2003. Net charge-offs increased slightly to $9.0 million, up from $8.7 million, for 2004 and 2003, respectively, and the ratio of allowance for loan losses to loans was 1.30% at December 31, 2004.

Diluted earnings per share were $1.95 and $2.05 for 2004 and 2003, respectively. Earnings for 2004 included the impacts of $0.18 per share in net securities losses associated with the balance sheet restructure, $0.07 per share of merger costs and $0.02 per share of costs related to professional services associated with Sarbanes-Oxley compliance.

VIRGINIA FRANCHISE

Provident's Virginia franchise is a significant component of its core banking activity as reflected in the 2004 results. For the year, consumer and commercial deposits in the Washington metropolitan and Virginia markets increased 51% and 106%, representing increases in consumer and commercial checking, money market, savings and certificate of deposit accounts. The 30 branches added from the Southern Financial merger facilitated the growth in deposits for the year. The growth in the Virginia franchise resulted in 83 branches, or 56% of total branches, in the key metropolitan urban markets of Washington and Richmond.

Average consumer loan balances increased 83% and commercial loan balances more than doubled over 2003 in the Virginia/Washington metro markets. This growth evidences the Company's ability to capture consumer loan demand and commercial business in this market as well as the benefits of the merger.

EXECUTION OF KEY BUSINESS STRATEGIES

The Company's focus on its recently modified key business strategies, including the strategic merger with Southern Financial and the related balance sheet restructuring, continued to drive results for the year:

o MAXIMIZE PROVIDENT'S POSITION AS THE RIGHT SIZE BANK IN THE MARKETPLACE Provident's position as one of the largest banks headquartered in Maryland and Virginia provides a unique opportunity as the "right size" bank in its footprint. The Company provides the service of a small institution combined with the convenience and wide array of products and services that a strong regional bank offers. Provident currently has 149 branches concentrated in the Baltimore-Washington corridor and beyond to Richmond, Virginia. The distribution of branches in Provident's footprint reflects the Company's focus on growth in this marketplace.

o    GROW AND DEEPEN CONSUMER AND SMALL BUSINESS RELATIONSHIPS IN MARYLAND
     AND VIRGINIA
     Consumer banking operations continued to contribute to Provident's positive results for the year. Average consumer loan balances increased $209 million, or 13%, over the 2003 year. Home equity lending continues to lead consumer loan growth with an increase of 43% over the prior year. Provident's expertise in home equity lending resulted in average balances during 2004 of $600 million, compared to $421 million during 2003.

     Year over year, total average consumer deposits increased 11%. Average consumer demand account balances increased 19%, from $623 million in 2003, to $739 million in 2004. Average consumer money market deposits and savings deposits combined increased 9%. Small business loans and deposits, one of Provident's new initiatives, increased significantly from 2003 and are included in the commercial banking totals.

o    GROW AND DEEPEN COMMERCIAL AND REAL ESTATE RELATIONSHIPS IN MARYLAND
     AND VIRGINIA
     Average commercial and real estate loan growth remained strong with Provident increasing its average commercial portfolio by 48%, or $480 million, from 2003. This increase represented growth of 42% commercial real estate and 59% commercial business loans. Commercial deposits increased 54% over the prior year with average demand account balances and money market balances representing the areas of growth at 43% and 89%, respectively. The increase in the commercial loan and deposit portfolios also reflects the benefits derived from Southern Financial's focus on commercial banking.

o    MOVE FROM A PRODUCT DRIVEN ORGANIZATION TO A CUSTOMER RELATIONSHIP
     FOCUSED SALES CULTURE
     The Company's evolution from a product driven culture to a customer relationship driven strategy requires deepening relationships through cross sell and the continuing emphasis on retention of valued customers. The Company has segmented its customers to better understand and anticipate their financial needs and provide Provident's sales force with a targeted approach to customers and prospects. The successful execution of this strategy will be centered on the right size bank commitment - providing the service of a small institution combined with the convenience and wide array of products and services that a strong regional bank offers.

o     CREATE A HIGH PERFORMANCE CULTURE THAT FOCUSES ON EMPLOYEE DEVELOPMENT
      AND RETENTION
      Provident has always placed a high priority on its employees. Their development is viewed as a critical part of executing its strategy as the right size bank and transforming the Company's sales culture. The focus is on the employee's development and their approach with Provident's customers.


OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "2005 will be a year where we continue to execute against our key strategies and invest for the longer term while improving short term results."

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.6 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 149 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.

SPECIAL NOTE: Provident Bankshares Corporation's fourth quarter earnings teleconference will be webcast at 10:00 a.m. (ET) on Thursday, January 20, 2005. The webcast can be accessed on the Provident website at www.provbank.com. The webcast will include discussions of the most recent quarter's results of operations and may include forward-looking information such as guidance on future results. A replay of the webcast will be available until January 27, 2005. An audio replay of the webcast will also be available during the same period, at 1-888-203-1112, passcode ID 418424. Supplemental financial information will be posted on the Provident website today in conjunction with the webcast and can be accessed by selecting the link to Corporate Information and Investor Relations and then selecting the link to Financial Reports.
###

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2003 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING WITH RESPECT TO EARNINGS GROWTH; REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO:
PREVAILING ECONOMIC AND GEOPOLITICAL CONDITIONS; CHANGES IN INTEREST RATES, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

                                  TABLES FOLLOW



PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)               Three Months Ended                         Three Months Ended
                                                              December 31,                               September 30,
                                                     -----------------------------------------    --------------------------
                                                           2004         2003        % Change          2004        % Change
                                                     -------------  -------------   ----------    -------------  -----------
SUMMARY OF OPERATIONS:
Net income                                           $     18,898   $     14,167         33.4 %   $     18,052          4.7 %
Net interest income                                        50,971         38,417         32.7           50,312          1.3
Provision for loan losses                                   1,505          2,341        (35.7)           2,107        (28.6)
Non-interest income                                        26,923         24,799          8.6           26,985         (0.2)
  Net gains (losses)                                          824            520         58.5              464         77.6
Non-interest income, excluding net gains (losses)          26,099         24,279          7.5           26,521         (1.6)
Non-interest expense                                       48,951         39,401         24.2           48,007          2.0
  Merger expense                                              275              -            -            1,110        (75.2)
Non-interest expense, excluding merger expense             48,676         39,401         23.5           46,897          3.8
Income tax expense                                          8,540          7,307         16.9            9,131         (6.5)

SHARE DATA:
Basic earnings per share                             $       0.57   $       0.58         (1.7)%   $       0.55          3.6 %
Diluted earnings per share                                   0.56           0.56          0.0             0.54          3.7
Cash dividends paid per share                                0.26           0.24          8.3             0.26          2.0
Book value per share                                        18.65          13.22         41.1            18.39          1.4
Weighted average shares - basic                        33,161,703     24,530,346         35.2       33,037,793          0.4
Weighted average shares - diluted                      33,941,261     25,227,584         34.5       33,663,248          0.8
Common shares outstanding                              33,102,385     24,562,273         34.8       33,076,217          0.1

END OF PERIOD BALANCES:
Investment securities portfolio                      $  2,301,066   $  2,086,510         10.3 %   $  2,194,401          4.9 %
Total loans                                             3,559,880      2,784,546         27.8        3,520,266          1.1
Assets                                                  6,572,160      5,207,848         26.2        6,396,815          2.7
Deposits                                                3,782,000      3,079,549         22.8        3,897,258         (3.0)
Stockholders' equity                                      617,439        324,765         90.1          608,242          1.5
Common stockholders' equity                               618,403        331,354         86.6          608,702          1.6

AVERAGE BALANCES:
Investment securities portfolio                      $  2,245,879   $  2,028,690         10.7 %   $  2,176,770          3.2 %
Loans:
  Residential real estate                               1,365,614      1,173,949         16.3        1,381,676         (1.2)
  Other consumer                                          482,613        511,832         (5.7)         493,569         (2.2)
  Commercial real estate                                  992,584        685,273         44.8          973,138          2.0
  Commercial business                                     663,491        360,408         84.1          682,948         (2.8)
Total loans                                             3,504,302      2,731,462         28.3        3,531,331         (0.8)
Earning assets                                          5,765,688      4,769,095         20.9        5,724,978          0.7
Assets                                                  6,452,924      5,097,202         26.6        6,403,264          0.8
Deposits:
  Noninterest-bearing                                     804,657        550,496         46.2          797,625          0.9
  Interest-bearing                                      2,966,376      2,510,314         18.2        3,162,298         (6.2)
Total deposits                                          3,771,033      3,060,810         23.2        3,959,923         (4.8)
Stockholders' equity                                      615,101        311,838         97.3          596,316          3.2
Common stockholders' equity                               613,219        321,249         90.9          599,233          2.3

SELECTED RATIOS:
Return on average assets                                     1.16 %         1.10 %                        1.12 %
Return on average equity                                    12.22          18.02                         12.04
Return on average common equity                             12.26          17.50                         11.98
Net yield on average earning assets (t/e basis)              3.53           3.21                          3.51
Efficiency ratio                                            63.01          62.69                         60.89
Leverage ratio                                               8.23           8.49                          8.25
Tier I risk-based capital ratio                             11.74          13.28                         12.21
Total risk-based capital ratio                              12.81          15.32                         13.36


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


PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                  Twelve Months Ended
                                                                  December 31,
                                                    ------------------------------------------
                                                          2004          2003        % Change
                                                    -------------   -------------   ----------
SUMMARY OF OPERATIONS:
Net income                                          $     60,325    $     51,455       17.2 %
Net interest income                                      185,355         148,880       24.5
Provision for loan losses                                  7,534          11,122      (32.3)
Non-interest income                                       95,067          88,373        7.6
  Net gains (losses)                                      (5,773)         (4,379)      31.8
Non-interest income, excluding net gains (losses)        100,840          92,752        8.7
Non-interest expense                                     183,728         157,261       16.8
  Merger expense                                           3,541               -          -
Non-interest expense, excluding merger expense           180,187         157,261       14.6
Income tax expense                                        28,835          17,415       65.6

SHARE DATA:
Basic earnings per share                            $       1.99    $       2.10       (5.2)%
Diluted earnings per share                                  1.95            2.05       (4.9)
Cash dividends paid per share                               1.01            0.93        8.6
Book value per share                                       18.65           13.22       41.1
Weighted average shares - basic                       30,299,243      24,494,659       23.7
Weighted average shares - diluted                     30,971,104      25,142,075       23.2
Common shares outstanding                             33,102,385      24,562,273       34.8

END OF PERIOD BALANCES:
Investment securities portfolio                     $  2,301,066    $  2,086,510       10.3 %
Total loans                                            3,559,880       2,784,546       27.8
Assets                                                 6,572,160       5,207,848       26.2
Deposits                                               3,782,000       3,079,549       22.8
Stockholders' equity                                     617,439         324,765       90.1
Common stockholders' equity                              618,403         331,354       86.6

AVERAGE BALANCES:
Investment securities portfolio                     $  2,185,124    $  2,050,774        6.6 %
Loans:
  Residential real estate                              1,313,163       1,091,194       20.3
  Other consumer                                         495,854         508,463       (2.5)
  Commercial real estate                                 892,350         628,385       42.0
  Commercial business                                    584,707         368,260       58.8
Total loans                                            3,286,074       2,596,302       26.6
Earning assets                                         5,486,723       4,659,491       17.8
Assets                                                 6,052,292       4,991,775       21.2
Deposits:
  Noninterest-bearing                                    730,889         533,724       36.9
  Interest-bearing                                     2,925,636       2,609,320       12.1
Total deposits                                         3,656,525       3,143,044       16.3
Stockholders' equity                                     511,029         314,490       62.5
Common stockholders' equity                              513,952         312,371       64.5

SELECTED RATIOS:
Return on average assets                                    1.00 %          1.03 %
Return on average equity                                   11.80           16.36
Return on average common equity                            11.74           16.47
Net yield on average earning assets (t/e basis)             3.39            3.21
Efficiency ratio                                           62.79           64.90
Leverage ratio                                              8.23            8.49
Tier I risk-based capital ratio                            11.74           13.28
Total risk-based capital ratio                             12.81           15.32